The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2021

 Filed Pursuant to Rule 424(B)(5)

 Registration No. 333-251821

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 8, 2021)

               Ordinary Shares

Pre-Funded Warrants to Purchase	Ordinary Shares

Vascular Biogenics Ltd.

We are offering            ordinary shares, and, to certain investors in lieu thereof, pre-funded warrants to purchase                 ordinary shares, or the Pre-Funded Warrants, in this offering.

The purchase price of each Pre-Funded Warrant equals the public offering price per ordinary share, minus $0.01, and the exercise price of each Pre-Funded Warrant equals $0.01 per share. The Pre-Funded Warrants are exercisable at any time, provided that each Pre-Funded Warrant holder will be prohibited from exercising such Pre-Funded Warrants into ordinary shares if, as a result of such exercise, the holder, together with its affiliates, would own more than 19.99% of the total number of ordinary shares then issued and outstanding. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such Pre-Funded Warrants.

We have granted the underwriters an option for a period of 30 days to purchase up to                   additional ordinary shares.

Certain of our officers and directors may participate in this offering.

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “VBLT.” On April 7, 2021, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $1.99 per share. There is no established public market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement (including, without limitation, the risk factor titled “The market price of our ordinary shares may be highly volatile, and you may not be able to resell your shares at the purchase price”), and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state nor other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE- FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have agreed to reimburse the underwriters for certain expenses. We refer you to “Underwriting” beginning on page S-30 of this prospectus supplement for additional information regarding total underwriting compensation.

Delivery of the ordinary shares and the Pre-Funded Warrants is expected to be made on or about                      , 2021. We have granted the underwriters an option for a period of 30 days to purchase an additional                ordinary shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $                , and the total proceeds to us, before expenses, will be $                .

Joint Book-Running Managers

Guggenheim Securities

Oppenheimer & Co.

The date of this prospectus supplement is                2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement titled “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus or in any of the documents incorporated by reference therein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us” refer to Vascular Biogenics Ltd., an Israeli company, unless the context otherwise requires.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8 and under similar headings in our public filings incorporated by reference herein, including, without limitation, our most recent Annual Report on Form 20-F.

Our Company

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class treatments for areas of unmet need in cancer and immune/inflammatory indications. We have developed three platform technologies: a gene-therapy based technology for targeting newly formed blood vessels with focus on cancer, an antibody-based technology targeting MOSPD2 for anti-inflammatory and immuno-oncology applications, and the Lecinoxoids, a family of small-molecules for immune-related indications.

Our main program in oncology is based on our proprietary Vascular Targeting System, or VTS, platform technology, which we believe will allow us to develop product candidates for multiple oncology indications. The VTS technology utilizes genetically targeted therapy to destroy newly formed, or angiogenic, blood vessels. By utilizing a viral vector as a delivery mechanism, the VTS platform can also lead to induction or enhancement of a localized anti-tumor immune response, thereby turning immunologically ‘cold’ tumors ‘hot’.

Our lead product candidate, VB-111 (ofranergene obadenovec), is a gene-based biologic that we are developing for solid tumor indications, and which we have advanced to programs for ovarian cancer, recurrent glioblastoma, or rGBM, an aggressive form of brain cancer and thyroid cancer. We have obtained fast track designation for VB-111 in the United States for prolongation of survival in patients with glioblastoma that has recurred following treatment with standard chemotherapy and radiation. We have also received orphan drug designation for GBM in both the United States and Europe. VB-111 has also received an orphan designation for the treatment of ovarian cancer from the European Commission.

OVAL is our international Phase 3 randomized pivotal registration enabling clinical trial that compares a combination of VB-111 and paclitaxel to placebo plus paclitaxel, in patients with platinum-resistant ovarian cancer. The study is planned to enroll 400 patients. In March 2020, we announced an encouraging outcome of the planned interim analysis in the OVAL study. The OVAL independent Data Safety Monitoring Committee, or DSMC, reviewed unblinded data and assessed CA-125 response, measured according to the GCIG criteria, in the first 60 enrolled subjects evaluable for CA-125 analysis. The DSMC confirmed that the study met the interim pre-specified efficacy criterion, of an absolute percentage advantage of 10% or higher CA-125 response rate for the VB-111 treatment arm, and recommended the study continue. The overall response rate in the first 60 randomized evaluable patients was 53%. Assuming a balanced randomization, the response rate in the treatment arm (VB-111 in addition to weekly paclitaxel) was 58% or higher. In patients who had post-dosing fever, which is a marker for VB-111 treatment, the response rate was 69%. Results of the interim analysis were published in a peer-review manuscript (Arend et al., Gynecol Oncol. 2021).

A second interim analysis in the OVAL study was conducted on August 11, 2020. The DSMC reviewed unblinded overall survival, or OS, data of the first 100 enrolled subjects with a follow-up of at least 3 months. The committee also looked at response rate and safety information. The DSMC recommended that the study continue as planned. The primary endpoint of the OVAL Phase 3 study is OS.

S-2

In February 2021, we announced the results of the third DSMC pre-planned review of the ongoing OVAL study. The committee, which reviewed unblinded data of about 200 patients, found no safety issues with the trial and recommended its continuation as planned. The next DSMC review in the OVAL study is expected in the third quarter of 2021. Our OVAL study is being conducted in collaboration with the GOG Foundation, Inc., a leading organization for research excellence in the field of gynecologic malignancies.

Final results from our Phase 1/2 clinical trial of VB-111 for recurrent platinum-resistant ovarian cancer were reported in June 2019 and published online in April 2020 (Arend et al., Gynecol Oncol. 2020). Data demonstrated a median OS of 498 days in the VB-111 therapeutic-dose arm, versus 172.5 days in the low-dose arm (p=0.03). 58% of evaluable patients treated with the therapeutic dose of VB-111 had a GCIG CA-125 response. VB-111 activity signals were seen despite unfavorable prognostic characteristics (48% platinum refractory disease and 52% previous treatment with anti-angiogenics). There was a trend for favorable survival in patients who had CA-125 decrease >50% in the VB-111 therapeutic-dose arm (808 vs. 351 days; p=0.067) implicating CA-125 as a potentially valuable biomarker for response to VB-111. Post treatment fever was also associated with a signal for improved survival (808 vs. 479 days; p=0.27).

In a Phase 2 study for rGBM, patients who were primed with VB-111 monotherapy that was continued after progression with the addition of bevacizumab (Avastin®) showed significant survival (414 vs 223 days; HR 0.48; p=0.043) and progression free survival (PFS) advantage (90 vs 60 days; HR 0.36; p=0.032) compared to a cohort of patients that had limited exposure to VB-111 (Brenner et al., Neuro Oncol. 2019). Radiographic responders to VB-111 exhibited specific imaging characteristics related to its mechanism of action. Survival advantage was also seen in comparison to historic controls, with the percentage of patients living more than one year doubling from 24% to 57%.

Our Phase 3 GLOBE study in rGBM compared upfront concomitant administration of VB-111, without priming, and bevacizumab to bevacizumab monotherapy. The study, which enrolled a total of 256 patients in the United States, Canada and Israel, was conducted under a special protocol assessment, or SPA, agreement with the U.S. Food and Drug Administration, or FDA, with full endorsement by the Canadian Brain Tumor Consortium (CBTC). In this modified regimen, the treatment did not improve OS and PFS outcomes in rGBM. Study results (Cloughesy et al. Neuro Oncol. 2019) attribute the contradictory outcomes between the Phase 2 and Phase 3 trials as being related to the lack of VB-111 monotherapy priming in the GLOBE study, providing clinical, mechanistic and radiographic support for this hypothesis. No new safety concerns associated with VB-111 have been identified in the study. We do not think that results of the GLOBE study will necessarily have implications on the prospects for VB-111 in other regimens or tumor types.

On March 1, 2021, we announced that patient dosing had been initiated in a Phase 2 clinical trial investigating VB-111 for the treatment of rGBM. The new Phase 2 study, sponsored by Dana-Farber Cancer Institute in collaboration with a group of top neuro-oncology U.S. medical centers, will investigate neo-adjuvant and adjuvant treatment with VB-111 in rGBM patients undergoing a second surgery.

VB-111 is also being studied in combination with nivolumab, an anti-PD1 immune checkpoint inhibitor, in the treatment of metastatic colorectal cancer. The study is being sponsored by the U.S. National Cancer Institute under a Cooperative Research and Development Agreement, or CRADA. The open label exploratory Phase 2 study will investigate whether priming with VB-111 can drive immune cells into the tumor and turn the colorectal tumors from being immunologically “cold” to “hot.” Enrollment in this clinical trial started in September 2020. Preliminary readout in this study is expected in the first half of 2021.

In February 2017, we reported full data from our exploratory Phase 2 study of VB-111 in recurrent, iodine-resistant differentiated thyroid cancer. The primary endpoint of the trial, defined as 6-month progression-free-survival (PFS-6) of 25%, was met with a dose response. Forty-seven percent of patients in the therapeutic-dose cohort reached PFS-6, versus 25% in the sub-therapeutic cohort, both groups meeting the primary endpoint. An OS benefit was seen, with a tail of more than 40% at 3.7 years for the therapeutic-dose cohort. Most patients in the VB-111 study had tumors that previously had progressed on pazopanib (Votrient®) or other kinase inhibitors.

S-3

Over 300 patients were exposed to VB-111 in completed clinical trials and have observed it to be well-tolerated. In December 2015, we were granted a U.S. composition of matter patent that provides intellectual property protection for VB-111 in the United States until October 2033 before any patent term extension.

We are also conducting two parallel drug development programs that are exploring the potential of MOSPD2, a protein which we identified as a key regulator of cell motility, as a therapeutic target for inflammatory diseases and cancer.

For inflammatory applications, we are developing classical antibodies that bind and block MOSPD2 on immune cells. Our data show that MOSPD2, which is predominantly expressed on the surface of human monocytes, is essential for their migration. By inhibiting this protein, we seek to block this migration of monocytes to sites of inflammation, and accordingly to reduce inflammation and tissue damage. We believe that antibodies targeting MOSPD2 have potential for treatment of various inflammatory indications, and are advancing our lead pre-clinical candidate VB-601 through investigational new drug-, or IND-, enabling studies. In September 2020, we announced the successful completion of a Type B pre-IND meeting with the FDA regarding the Company’s development plan for VB-601. Toxicology studies for VB-601 are currently underway. Submission of an IND for the clinical development of VB-601 is expected to occur in the first half of 2022.

For oncology applications, we are developing antibodies aimed to kill tumor cells, based on MOSPD2 as a target whose expression is induced in multiple tumors. We found that MOSPD2 was detected in the majority of cancerous organs, including colon, esophagus, liver and breast, where MOSPD2 seems to play a key role in cancer cell metastasis (Salem et al., Int J. Cancer 2019). Given the specificity of MOSPD2 expression and its highly elevated expression in tumors, we believe MOSPD2 can serve as a novel target for immuno-oncology mediated therapy for cancer.

In October 2020, we announced that the European Patent Office had granted Patents #3328408 and #3328401, which cover VBL’s proprietary investigational anti-MOSPD2 monoclonal antibodies to treat inflammatory conditions and oncology conditions, respectively. The patents are expected to provide protection for VBL’s MOSPD2 antibodies for inflammation and cancer, until at least July 2036.

We also have been conducting a program targeting anti-inflammatory diseases, based on the use of our Lecinoxoid platform technology. Lecinoxoids are a novel class of small molecules we developed that are structurally and functionally similar to naturally occurring molecules known to modulate inflammation. The lead product candidate from this program, VB-201, is a Phase 2-stage molecule that demonstrated activity in reducing vascular inflammation in a Phase 2 sub-study in psoriatic patients with cardiovascular risk.

In January 2021, we announced the dosing of the first patient in a randomized controlled Phase 2 study of VB-201 for the treatment of COVID-19. The study will assess the ability of VB-201 to prevent clinical deterioration and reduce morbidity and mortality in patients with severe COVID-19. Based on recent pre-clinical studies, we also believe that VB-201 and some second generation molecules such as VB-703 may have potential applicability for NASH and renal fibrosis.

In October 2017, we announced the opening of our new gene therapy manufacturing plant in Modiin, Israel. This plant can be the commercial facility for production of VB-111, if approved. The Modiin facility is the first commercial-scale gene therapy manufacturing facility in Israel (20,000 sq. ft.). In July 2019, the facility was certified by a European Union, or EU, Qualified Person, or QP, as being in compliance with EU Good Manufacturing Practices.

In November 2017, we signed an exclusive license agreement with NanoCarrier Co., Ltd. (TSE Mothers: 4571) for the development, commercialization and supply of VB-111 in Japan. We retain rights to VB-111 in the rest of the world. Under terms of the agreement, we have granted NanoCarrier an exclusive license to develop and commercialize VB-111 in Japan for all indications. We will supply NanoCarrier with VB-111, and NanoCarrier will be responsible for all regulatory and other clinical activities necessary for commercialization in Japan. In exchange, we received an up-front payment of $15 million, and are entitled to receive greater than $100 million in development and commercial milestone payments if certain development and commercial milestones are achieved. We will also receive tiered royalties on net sales in the high-teens.

S-4

In March 2019, we executed an exclusive option license agreement with an animal health company for the development of our proprietary anti-inflammatory molecule, VB-201, for veterinary use. We retain VB-201 rights for treatment of humans worldwide. Under the terms of the agreement, we have granted an exclusive option license to explore the potential of VB-201 for animal health indications. In consideration, we received an undisclosed up-front payment, and are entitled to receive additional development milestone payments. In April 2020, another milestone event under this agreement was reached, following which we received an undisclosed payment. If the option to license would be exercised, we will receive additional milestones and royalties on net sales.

In January 2021, we announced that the Company had entered into an Ordinary Share Purchase Agreement with Aspire Capital Fund, LLC. Under the Agreement, Aspire committed to purchase up to $20 million of the Company’s ordinary shares at VBL Therapeutics’ discretion from time to time during a 30-month period at prices based on the market price at the time of each sale. VBL Therapeutics will retain full control as to the timing and amount of any sale of ordinary shares to Aspire, subject to certain limitations specified in the Purchase Agreement. There are no warrants or other derivative securities associated with the transaction. VBL Therapeutics has the right to terminate the Purchase Agreement at any time without any additional cost or penalty.

To date, we have funded our operations through private sales of preferred shares, a convertible loan, public offering, revenues from licensing agreements and grants from the Israeli Office of Chief Scientist, or OCS, which has later transformed to the Israeli Innovation Authority, or IIA, under the Israeli law for The Encouragement of Industrial Research and Development Law, 5744-1984, or the Research Law. Since our inception and through December 31, 2020, we received $28.8 million from IIA grants (which together with Libor calculated as of December 31, 2020, amounts to approximately $36.0 million). As of December 31, 2020, we have paid the IIA in relation to our license agreements royalties of approximately $0.5 million, part of which were at an increased royalty rate as prescribed under the Research Law due to certain transfer of intellectual property outside of Israel contemplated under one of our license agreements.

Under the Research Law, we are required to manufacture the major portion of each of our products developed using these grants in the State of Israel or otherwise ask for special approvals. Manufacture of products developed with government grants outside of Israel, may increase the royalty rates and we may be required to pay up to 300% of the grant amounts plus interest, depending on the manufacturing volume that is performed outside of Israel.

Additionally, the IIA-sponsored technologies and related intellectual property rights and know-how are prohibited from being transferred, including by way of license, outside of the State of Israel, except under limited circumstances and only with the approval of the IIA Research Committee. Such transfer or licensing of sponsored IIA technology, if approved, may compel us to pay the IIA a portion, to be set by the IIA upon their approval of such transaction, of the consideration or milestone and royalties payments that we receive upon any sale or out licensing of such technology to a non-Israeli entity, and up to 600% of the grant amounts plus interest. The scope of the support received, the royalties that we have already paid to the IIA, the amount of time that has elapsed between the date on which the know-how or the related intellectual property rights were transferred and the date on which the IIA grants were received and the sale price and the form of transaction will be taken into account in order to calculate the amount of the payments to the IIA. Approval of the transfer of technology to residents of the State of Israel is required and may be granted in specific circumstances only if the recipient abides by the provisions of applicable laws, including the restrictions on the transfer of know-how and the obligation to pay royalties.

In addition, any change of control and any change of ownership of our ordinary shares that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires prior written notice to the IIA, and our failure to comply with this requirement could result in criminal liability.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. If we fail to satisfy the conditions of the Research Law, we may be required to refund certain grants previously received together with interest and penalties and may become subject to criminal charges.

S-5

ATM Sales

In January and February 2021, we sold approximately $3.5 million of our ordinary shares pursuant to our existing Equity Distribution Agreement with Oppenheimer & Co. Inc. Those sales were made in an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, pursuant to our effective shelf registration statement on Form F-3 (File No. 333-251821). However, we inadvertently failed to file a prospectus supplement specifying details regarding such sales. This may have constituted a violation of Section 5 of the Securities Act and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5) as well as potential liability under the anti-fraud provisions of federal and state securities laws and state rescission laws.

In such event, anyone who acquired such ordinary shares would have a right to rescind the purchase. If all the shareholders who acquired ordinary shares demanded rescission, the maximum we would be obligated to repay would be approximately $3.5 million, plus interest. In addition, under Israeli law, we may also be required to obtain the approval of an Israeli court in order to implement the acquisition of any ordinary shares for which rescission is demanded. Out of the approximately $3.5 million of sales, one identified buyer purchased approximately $1.9 million of our ordinary shares. Such identified buyer has agreed to waive any rescission rights and has signed a waiver evidencing such agreement. The Securities Act generally requires that any claim brought for a violation of Section 5 of the Securities Act be brought within one year of the violation. Additionally, if it is determined that such sales did in fact violate the Securities Act, we may become subject to fines and penalties imposed by the SEC and state securities agencies.

The Impact of COVID-19 on Business Operations and Clinical Trials

The Company has implemented safety measures designed to comply with applicable guidelines in Israel in response to the COVID-19 pandemic. So far, our key operations were largely uninterrupted by this pandemic; however, the nature of the pandemic is highly uncertain, and we may encounter interruptions or delays in the future. According to Israeli regulations, VBL, as a pharmaceutical company producing potential therapies for cancer patients, is considered an essential facility and is therefore exempt from many labor work restrictions even under emergency conditions such as the COVID-19 pandemic. Accordingly, our gene therapy pharmaceutical grade manufacturing plant in Modiin, Israel continues to operate as normal. At this time, all preclinical programs and research activities remain on track, and the Company does not anticipate any material impact on our regulatory activities. While we believe that the fundamentals of our business remain strong, the extent to which the outbreak impacts our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

With regards to clinical trials, the Company continues to advance the ongoing OVAL study of VB-111 for platinum resistant ovarian cancer and the study is continuing to recruit patients in the United States, Europe and Israel. Despite the COVID-19 pandemic, patient enrollment is so far in line with our projections. As the trial population includes cancer patients with advanced disease and limited alternatives, we believe it is less susceptible to impact by COVID-19 compared to other non-life-threatening indications. The OVAL study is expected to expand to Japan, in collaboration with our Japanese licensee for VB-111, NanoCarrier. Recruitment in the NCI-sponsored study in metastatic colorectal cancer and in the investigator-sponsored study in rGBM is ongoing. In January 2021, we announced dosing of the first patient in a Phase 2 randomized controlled study of VB-201 for the treatment of COVID-19.

Corporate Information

The legal name of our company is Vascular Biogenics Ltd. and we conduct business under the name VBL Therapeutics. We were incorporated in Israel on January 31, 2000 as a company limited by shares under the name Medicard Ltd. On February 14, 2002, we changed our name to Vascular Biogenics Ltd. Our registered and principal office is located 8 HaSatat St., Modi’in, Israel 7178106. Our service agent in the United States is located at Puglisi and Associates, 850 Library Avenue Newark, Delaware 19711 and our telephone number is 972-8-9935000. Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “Vascular Biogenics” design logo, “VBL Therapeutics,” “Vascular Targeting System,” “VTS,” “Lecinoxoids,” “VB-111,” “VB-201,” the “OVAL” design logo and other trademarks or service marks of Vascular Biogenics Ltd. appearing in this prospectus are the property of Vascular Biogenics Ltd. We have several other registered trademarks, service marks and pending applications relating to our products. Although we have omitted the “®” and trademark designations for such marks in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders. Our website address is www.vblrx.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address.

S-6

THE OFFERING

Ordinary shares offered	shares.

Pre-Funded Warrants offered

In lieu of ordinary shares, we are offering to certain purchasers Pre-Funded Warrants to purchase                ordinary shares. The purchase price of each Pre-Funded Warrant will equal the public offering price per ordinary share, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. However, in no event will the exercise price per share be less than 0.01 New Israeli shekel (currently $0.003). Each Pre-Funded Warrant will be exercisable upon issuance. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such Pre-Funded Warrants.

There is currently no market for the Pre-Funded Warrants and none is expected to develop after this offering. We do not intend to list the Pre-Funded Warrants on The Nasdaq Global Market, any other national securities exchange or other nationally recognized trading system. See “Description of Pre-Funded Warrants” for additional information.

Option to purchase additional ordinary shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional ordinary shares at the public offering price less the underwriting discounts and commissions. The number of shares subject to the underwriters’ option will equal 15% of the total number of ordinary shares sold plus the ordinary shares underlying any Pre-Funded Warrants that are sold.

Ordinary shares outstanding after this offering	shares ( shares assuming the underwriters exercise in full their option to purchase additional shares), in each case excluding any ordinary shares issuable upon the exercise of the Pre-Funded Warrants.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our ordinary shares involves a high degree of risk. You should read the risk factors found in this prospectus supplement, the accompanying prospectus, and in the documents incorporated herein and therein by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, to ensure you understand the risks associated with an investment in our ordinary shares. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus.

Nasdaq Global Market symbol	Our ordinary shares are listed on The Nasdaq Global Market under the symbol “VBLT” We do not intend to apply for listing, and there is currently no established public trading market, for the Pre-Funded Warrants, and we do not expect a market to develop.

Outstanding Shares

The number of our ordinary shares outstanding is based on an aggregate of our 48,187,463 ordinary shares outstanding as of December 31, 2020, and excludes:

●	7,569,627 ordinary shares issuable upon the exercise of outstanding employees’ options and warrants as of December 31, 2020, having a weighted average exercise price of $2.53 per share;

●	15,694,446 ordinary shares issuable upon the exercise of outstanding non-employee warrants as of December 31, 2020 having a weighted average exercise price of $2.31 per share; and

●	780,145 ordinary shares reserved for future issuance under our equity incentive plans as of December 31, 2020.

Except as otherwise indicated, the information in this prospectus supplement is as of December 31, 2020 assumes no exercise of options or warrants described above.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” beginning on page 6 under Part I, Item 3 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Risks Related to Our Business

Recent at-the-market sales of our ordinary shares may not have been made in compliance with all applicable securities laws, which could expose us to potential liabilities, including potential rescission rights.

In January and February 2021, we sold approximately $3.5 million of our ordinary shares pursuant to our existing Equity Distribution Agreement with Oppenheimer & Co. Inc. Those sales were made in an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, pursuant to our effective shelf registration statement on Form F-3 (File No. 333-251821). However, we inadvertently failed to file a prospectus supplement specifying details regarding such sales. This may have constituted a violation of Section 5 of the Securities Act and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5) as well as potential liability under the anti-fraud provisions of federal and state securities laws and state rescission laws.

In such event, anyone who acquired such ordinary shares would have a right to rescind the purchase. If all the shareholders who acquired ordinary shares demanded rescission, the maximum we would be obligated to repay would be approximately $3.5 million, plus interest. In addition, under Israeli law, we may also be required to obtain the approval of an Israeli court in order to implement the acquisition of any ordinary shares for which rescission is demanded. Out of the approximately $3.5 million of sales, one identified buyer purchased approximately $1.9 million of our ordinary shares. Such identified buyer has agreed to waive any rescission rights and has signed a waiver evidencing such agreement. The Securities Act generally requires that any claim brought for a violation of Section 5 of the Securities Act be brought within one year of the violation. Additionally, if it is determined that such sales did in fact violate the Securities Act, we may become subject to fines and penalties imposed by the SEC and state securities agencies.

Risks Related to This Offering

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our ordinary shares and the Pre-Funded Warrants in this offering is substantially higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase securities in this offering, you will pay an effective price per share of our ordinary shares that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on an offering price of $               per share of our ordinary shares, if you purchase securities in this offering, you will experience immediate dilution of $               per share, representing the difference between the offering price of the securities and our as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

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Future sales of a significant number of our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a substantial number of our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. A substantial number of ordinary shares are being offered by this prospectus supplement.

We have broad discretion in the use of our existing cash and cash equivalents, including the net proceeds from this offering, and may not use them effectively.

Our management will have broad discretion in the application of our cash and cash equivalents, including the net proceeds from this offering, including for any of the purposes described in the section titled “Use of proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, including the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents, including the net proceeds from this offering, in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The market price of our ordinary shares may be highly volatile, and you may not be able to resell your shares at the purchase price.

An active trading market for our ordinary shares may not be available. You may not be able to sell your shares quickly or at the market price if trading in our ordinary shares is not active.

The market price of our ordinary shares has been and is likely to remain volatile. Our share price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	adverse results or delays in pre-clinical studies or clinical trials, and resulting changes in our clinical development programs;

●	reports of adverse events in other similar products or clinical trials of such products;

●	inability to obtain additional funding;

●	any delay in filing an IND or biologics license application, or BLA, for any of our product candidates and any adverse development or perceived adverse development with respect to the FDA’s review of that IND or BLA;

●	failure to develop successfully and commercialize our product candidates for the proposed indications and future product candidates for other indications or new candidates;

●	failure to maintain our licensing arrangements or enter into strategic collaborations;

●	failure by us or our licensors and strategic collaboration partners to prosecute, maintain or enforce our intellectual property rights;

●	changes in laws or regulations applicable to future products;

●	inability to scale up our manufacturing capabilities (including in Israel), inability to obtain adequate product supply for our product candidates or the inability to do so at acceptable prices;

●	adverse regulatory decisions, including by the IIA under the Research Law;

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●	introduction of new products, services or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

●	failure to meet or exceed the financial expectations of the investment community;

●	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	additions or departures of key scientific or management personnel;

●	significant lawsuits, including patent or shareholder litigation;

●	changes in the market valuations of similar companies;

●	sales of our ordinary shares by us or our shareholders in the future; and

●	trading volume of our ordinary shares.

In addition, companies trading in the stock market in general, and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, including as a result of the ongoing COVID-19 pandemic. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance.

Sales of a substantial number of our ordinary shares in the public market could cause our stock price to fall.

We may issue and sell additional ordinary shares in the public markets, including during this offering. As a result, a substantial number of our ordinary shares may be sold in the public market. Sales of a substantial number of our ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

Our shareholders may be diluted by the exercise of outstanding options and warrants to purchase ordinary shares

As of December 31, 2020 we had (i) 7,569,627 ordinary shares issuable upon the exercise of employees’ outstanding options under our incentive plans and employees’ warrants and (ii) 15,694,446 ordinary shares issuable upon the exercise of outstanding warrants. We expect to issue additional equity awards to compensate employees, and may issue additional shares to raise capital, to pay for services, or for other corporate purposes. Any such issuances will have the effect of diluting the interests of current shareholders. The future issuance of any such additional ordinary shares may create downward pressure on the trading price of our ordinary shares.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Market. Without an active market, the liquidity of these warrants will be limited.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as holders of ordinary shares until such holders exercise their warrants and acquire our ordinary shares.

Until holders of Pre-Funded Warrants acquire ordinary shares upon exercise of such warrants, the holders will have no rights with respect to the ordinary shares underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus supplement relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus supplement.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and page 6 of our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 25, 2021, as well as those described in the other documents we file with the SEC. You should read this prospectus supplement, and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of The Nasdaq Global Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus supplement. See the information included under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of                ordinary shares and               Pre-Funded Warrants in this offering will be approximately $        , or approximately $              if the underwriters exercise their option to purchase additional shares in full, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We currently intend to use the net proceeds from the offering for working capital and other general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the proceeds to pursue acquisitions, joint ventures and other strategic transactions.

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DILUTION

If you purchase our ordinary shares, your interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per share of our ordinary shares after this offering. Net tangible book value per share is determined by dividing the number of ordinary shares outstanding into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of December 31, 2020, we had a historical net tangible book value of $30.9 million, or approximately $0.64 per share.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our ordinary shares in this offering and the pro forma as adjusted net tangible book value per ordinary share immediately following the completion of this offering.

After giving effect to the sale of             ordinary shares in this offering at the public offering price of $          per share, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2020 would have been approximately $            , or approximately $             per share. This represents an immediate increase in pro forma net tangible book value of $               per share to our existing shareholders and an immediate dilution in adjusted net tangible book value of $              per share to purchasers in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per ordinary share			$
Net tangible book value per share as of December 31, 2020		$0.64
Decrease in net tangible book value per share after this offering	$
As adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering			$
Dilution per share			$

If the underwriters exercise their option in full to purchase additional ordinary shares in this offering at the public offering price of $            per share, the pro forma as adjusted net tangible book value per share after the offering would be $            per share, the increase in the adjusted net tangible book value per share to existing shareholders would be $        per share and the dilution to purchasers in this offering would be $    per share.

The number of our ordinary shares outstanding is based on an aggregate of our 48,187,463 ordinary shares outstanding as of December 31, 2020, and excludes:

● 7,569,627 ordinary shares issuable upon the exercise of outstanding employees’ options and warrants as of December 31, 2020, having a weighted average exercise price of $2.53 per share;

● 15,694,446 ordinary shares issuable upon the exercise of outstanding non-employee warrants as of December 31, 2020 having a weighted average exercise price of $2.31 per share; and

● 780,145 ordinary shares reserved for future issuance under our equity incentive plans as of December 31, 2020.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the exercise of the underwriters’ option to purchase additional shares in this offering.

To the extent that any of these outstanding options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to our shareholders. In addition, we may choose to raise additional capital at any time, including during this offering, due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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DESCRIPTION OF PRE-FUNDED WARRANTS

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.01. However, in no event will the exercise price per share be less than 0.01 New Israeli shekel (currently $0.003). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 19.99% of our outstanding ordinary shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our ordinary shares which would result in such ownership of more than 19.99% and receiving the ability to exercise their option to purchase the ordinary shares underlying the Pre-Funded Warrants at a nominal price at a later date.

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

Terms of the Pre-Funded Warrants

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. The form of Pre-Funded Warrant will be filed as an exhibit to our Current Report on Form 6-K that we expect to file with the SEC in connection with this offering.

Exercise price

Pre-Funded Warrants will have an exercise price of $0.01 per share (but in no event less than 0.01 New Israeli shekels per share). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of ordinary shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Pre-Funded Warrant. No fractional ordinary shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise limitations

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 19.99% of the ordinary shares then outstanding (including for such purpose the ordinary shares issuable upon such exercise).

Term

The Pre-Funded Warrants do not expire.

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Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our ordinary shares outstanding, or any person or group becoming the beneficial owner of 50% of the voting power represented by our ordinary shares outstanding, upon consummation of such a fundamental transaction, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No rights as a shareholder

The holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our ordinary shares with respect to the shares underlying such warrants, including any voting rights, until the holder exercises the Pre-Funded Warrant.

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TAXATION

The information presented under the caption “Israeli Tax Considerations and Government Programs” below is a discussion of the material Israeli tax laws applicable to us, and certain Israeli Government programs that may benefit us. The information presented under the caption “Certain Material U.S. Federal Income Tax Considerations” below is a discussion of certain material U.S. federal income tax considerations to a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our ordinary shares.

You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli tax laws applicable to us, and certain Israeli Government programs that may benefit us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax, currently at the rate of 23% of a company’s taxable income. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or a Preferred Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to tax at the prevailing corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law defines an “Industrial Company” as a company incorporated and resident in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it that is located in Israel. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

●	amortization over an eight-year period of the cost of patents and rights to use patents and know-how which were purchased in good faith and are used for the development or advancement of the Industrial Enterprise;

●	under certain conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

●	expenses related to a public offering are deductible in equal amounts over three years.

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There is no assurance that we qualify as an Industrial Company or that the benefits described above are currently available to us or will be available to us in the future.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in productive assets, such as production facilities, by “Industrial Enterprises” (as defined under the Investment Law).

The Investment Law was significantly amended effective April 1, 2005 (the “2005 Amendment”), and further amended as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the 2005 Amendment. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. Finally, the 2017 Amendment provided another benefits track, which represents an alternative to the tracks available under the 2005 Amendment and the 2011 Amendment. We have examined the possible effect, if any, of these provisions of the 2011 Amendment and the 2017 Amendment on our financial statements and have decided, at this time, not to opt to apply the new benefits under the 2011 Amendment or the 2017 Amendment.

Tax Benefits Prior to the 2005 Amendment

An investment program that is implemented in accordance with the provisions of the Investment Law prior to the 2005 Amendment, referred to as an “Approved Enterprise,” is entitled to certain benefits. A company that wished to receive benefits as an Approved Enterprise must have received approval from the Investment Center of the Israeli Ministry of the Economy (formerly the Ministry of Industry, Trade and Labor), or the Investment Center. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

In general, an Approved Enterprise is entitled to receive a grant from the Government of Israel or an alternative package of tax benefits, known as the alternative benefits track. The tax benefits from any certificate of approval relate only to taxable income attributable to the specific Approved Enterprise. Income derived from activity that is not integral to the activity of the Approved Enterprise does not enjoy tax benefits.

In addition, a company that has an Approved Enterprise program is eligible for further tax benefits if it qualifies as a Foreign Investors’ Company, or the FIC, which is a company with a level of foreign investment, as defined in the Investment Law, of more than 25%. The level of foreign investment is measured as the percentage of rights in the company (in terms of shares, rights to profits, voting and appointment of directors), and of combined share capital and loans, that are owned, directly or indirectly, by persons who are not residents of Israel. The determination as to whether a company qualifies as an FIC is made on an annual basis.

If a company elects the alternative benefits track and distributes a dividend out of income derived by its Approved Enterprise during the tax exemption period it will be subject to corporate tax in respect of the amount of the dividend (grossed-up to reflect the pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have been applicable without the tax exemption under the alternative benefits track. In addition, dividends paid out of income attributed to an Approved Enterprise are generally subject to withholding tax at source at the rate of 15% or such lower rate as may be provided in an applicable tax treaty.

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The Investment Law also provides that an Approved Enterprise is entitled to accelerated depreciation on its property and equipment that are included in an Approved Enterprise program during the first five years in which the equipment is used.

The benefits available to an Approved Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations and the criteria in the specific certificate of approval. If a company does not meet these conditions, it would be required to repay the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest.

We do not have Approved Enterprise programs.

Tax Benefits Subsequent to the 2005 Amendment

The 2005 Amendment applies to new investment programs commencing after 2004, but does not apply to investment programs approved prior to April 1, 2005. The 2005 Amendment provides that terms and benefits included in any certificate of approval that was granted before the 2005 Amendment became effective (April 1, 2005) will remain subject to the provisions of the Investment Law as in effect on the date of such approval.

The 2005 Amendment provides that a certificate of approval from the Investment Center will only be necessary for receiving cash grants. As a result, it was no longer necessary for a company to obtain an Approved Enterprise certificate of approval in order to receive the tax benefits previously available under the alternative benefits track. Rather, a company may claim the tax benefits offered by the alternative benefits track directly in its tax returns, provided that it meets the criteria for tax benefits set forth in the amendment. In order to receive the tax benefits, the 2005 Amendment states, inter alia, that a company must make an investment which meets all of the conditions, including a minimum qualifying investment in certain productive assets as specified in the Investment Law. Such investment, along with the fulfillment of certain export requirements, allows a company to receive “Benefited Enterprise” status, and may be made over a period of no more than three years culminating with the end of the Benefited Enterprise election year.

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefited Enterprise depends on, among other things, the geographic location in Israel of the Benefited Enterprise. The location will also determine the period for which tax benefits are available. Such tax benefits include an exemption from corporate tax on undistributed income generated by the Benefited Enterprise for a period of between two to ten years, depending on the geographic location of the Benefited Enterprise in Israel, and a reduced corporate tax rate of between 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in the company in each year. The benefits period is limited to 12 years from the beginning of the Benefited Enterprise election year. With respect to an establishment Benefited Enterprise plan located in certain specific locations, the benefits period is limited to 14 years from the beginning of the Benefited Enterprise election year, depending on the location of the Benefited Enterprise. We informed the Israeli Tax Authority of our choice of 2012 as a Benefited Enterprise election year. A company qualifying for tax benefits under the 2005 Amendment which pays a dividend out of income derived by its Benefited Enterprise during the tax exemption period will be subject to corporate tax in respect of the amount of the dividend (grossed-up to reflect the pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have otherwise been applicable. Dividends paid out of income attributed to a Benefited Enterprise are generally subject to withholding tax at source at the rate of 15% or such lower rate as may be provided in an applicable tax treaty.

The benefits available to a Benefited Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations. If a company does not meet these conditions, in a given tax year during the benefits period, it would generally not be eligible for tax benefits during such tax year; however, the company’s eligibility for tax benefits in prior and future years should not be impacted.

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We currently have one Benefited Enterprise program under the Investments Law, which, we believe, may entitle us to certain tax benefits. The tax benefit period for this program has not yet commenced but is expected to end no later than the end of tax year 2023. During the benefits period, which shall commence with the year we will first earn taxable income relating to such enterprise, subject to the 12 years limitation described above, and shall run for a period of up to 10 years (assuming FIC status), a corporate tax exemption is expected to apply with respect to the taxable income from our Benefited Enterprise program (once generated) generated during the first two years of the benefits period (so long as it remains undistributed) and reduced corporate tax rates are expected to apply to such taxable income generated in the remaining years of the benefits period.

There is no assurance that our future taxable income will qualify as Benefited Enterprise income or that the benefits described above will be available to us in the future.

Tax Benefits Under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to companies under the Investment Law prior to 2011, subject to certain exceptions, and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not wholly-owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, in 2014 and thereafter a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise unless the Preferred Enterprise is located in development zone A, in which case the rate will be 9%. This latter rate was reduced to 7.5% as of January 1, 2017. It should be noted, that the classification of income generated from the provision of usage rights in know-how or software that were developed in the Preferred Enterprise, as well as royalty income received with respect to such usage, as Preferred Enterprise income may be subject to the issuance of a pre-ruling from the Israel Tax Authority stipulating that such income is associated with the productive activity of the Preferred Enterprise in Israel.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply).

The 2011 Amendment also provided transitional provisions to address companies that may be eligible for tax benefits under the Approved Enterprise or Benefited Enterprise regimes. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011: (1) the terms and benefits included in any certificate of approval that was granted to an Approved Enterprise which chose to receive grants before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, and subject to certain other conditions, (2) terms and benefits included in any certificate of approval that was granted to an Approved Enterprise which had participated in an alternative benefits track before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, provided that certain conditions are met, and (3) a Benefited Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We have examined the potential Israeli tax implications associated with the adoption and implementation of the provisions of the 2011 Amendment and have decided, at this time, not to apply the new benefits under the 2011 Amendment. There is no assurance that our future taxable income will qualify as Preferred Enterprise income or that the benefits described above will be available to us in the future.

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The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Tax Benefits Under the 2017 Amendment

The 2017 Amendment introduced new benefits for income generated by a “Preferred Company” (as defined above) through its “Preferred Technology Enterprise” (as defined in the Investment Law) as of January 1, 2017. Pursuant to the 2017 Amendment, in 2017 and thereafter a Preferred Company is entitled to a reduced corporate tax rate of 12% with respect to its income derived by its Preferred Technology Enterprise unless the Preferred Enterprise is located in development zone A, in which case the rate will be 7.5%. It should be noted that the calculation of a Preferred Company’s Preferred Technology Enterprise income is based on a complex formula and the income not classified as such may be classified as Preferred Enterprise income or ordinary income depending on the circumstances. In addition, a Preferred Company must generally fulfill certain conditions to be eligible for Preferred Technology Enterprise status including, inter alia, an R&D expenses level of at least 7% of total revenues or more than 75 million New Israeli shekels per year.

Dividends paid out of Preferred Technology Enterprise income are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, subject to the fulfillment of certain conditions, to the extent that the dividends are paid to a direct foreign parent company holding at least 90% of the shares of the Preferred Company, a reduced withholding tax rate of 4% shall apply. Notwithstanding the above, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply).

We have examined the potential Israeli tax implications associated with the adoption and implementation of the provisions of the 2017 Amendment and have decided, at this time, not to apply the new benefits under the 2017 Amendment. There is no assurance that our future taxable income will qualify as Preferred Technology Enterprise income or that the benefits described above will be available to us in the future.

The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Taxation of Our Shareholders

This discussion does not address the tax consequences applicable to shareholders that own, or have owned at any time, directly or indirectly, 10% or more of our shares, or Controlling Shareholders, and such shareholders should consult their tax advisers as to the tax consequences of owning or disposing of our shares.

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the Company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as, inter alia, such capital gains were not attributable to a permanent establishment that the non-resident maintains in Israel.

However, non-Israeli resident corporations will not be entitled to the foregoing exemption if the Israeli residents: (i) have a controlling interest, directly or indirectly, alone, together with another (i.e., together with a relative, or together with someone who is not a relative but with whom, according to an agreement, there is regular cooperation in material matters of the company, directly or indirectly), or together with another Israeli resident, of more than 25% in one or more of the means of control in such non-Israeli resident corporation, or (ii) Israeli residents are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli resident corporation, whether directly or indirectly.

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Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States- Israel Tax Treaty, the disposition of shares by a shareholder who (1) is a U.S. resident (for purposes of the treaty), (2) holds the shares as a capital asset, and (3) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if: (1) the capital gain arising from the disposition can be attributed to a permanent establishment in Israel, (2) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting power of the company during any part of the 12-month period preceding the disposition, subject to certain conditions, or (3) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents are generally subject to Israeli withholding tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence, subject to receipt of a valid certificate from the Israeli Tax Authority allowing for such reduced rate. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding twelve months, the applicable withholding tax rate is 30%. Furthermore, an additional 3% tax might be applicable to individual shareholders if certain conditions are met. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote in a general meeting of the shareholders, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or instruct someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Notwithstanding the above, dividends paid to a non-Israeli resident “substantial shareholder” on publicly traded shares, like our ordinary shares, which are held via a “nominee company” (as defined under the Securities Law, 1968), are generally subject to Israeli withholding tax at a rate of 25%, unless a different rate is provided under an applicable tax treaty, provided that a certificate from the Israeli Tax Authority allowing for a reduced withholding tax rate is obtained in advance. Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States- Israel Tax Treaty) is 25%. Unless a reduced tax rate is provided under an applicable tax treaty, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Benefited Enterprise, while a 20% rate applies if the dividend is distributed from Preferred Enterprise income or Preferred Technology Enterprise income (unless the dividend is paid to a foreign parent company directly holding at least 90% of the shares of the Preferred Company, in which case a 4% withholding tax rate shall apply). We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

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If the dividend is attributable partly to Approved Enterprise income, Benefited Enterprise income, Preferred Enterprise income or Preferred Technology Enterprise income, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for Untied States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the regulations of the U.S. Department of the Treasury issued pursuant to the Code, or the Treasury Regulations, the income tax treaty between the United States and Israel, or the U.S.-Israel Tax Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. No ruling has been sought from the Internal Revenue Service, or IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary is no substitute for consultation by prospective investors with their own tax advisors and does not constitute tax advice. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not address all of the tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (including, without limitation, banks, insurance companies, tax-exempt entities, retirement plans, regulated investment companies, partnerships, dealers in securities, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire our ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons who acquire our ordinary shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services, persons that have a “functional currency” other than the U.S. dollar, persons that own (or are deemed to own, indirectly, or by attribution) 10% or more of our shares (by vote or value), or persons that mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations, any U.S. federal estate, gift or alternative minimum tax considerations, or any U.S. federal tax consequences other than U.S. federal income tax consequences.

As used in this summary, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of such entity or arrangement treated as a partnership and each person treated as a partner thereof generally will depend upon the status and activities of the entity and such person. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares.

Prospective investors should be aware that this summary does not address the tax consequences to investors who are not U.S. Holders. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of U.S. Holders

Pre-Funded Warrants. Although the law in this area is not completely settled, the Pre-Funded Warrants are generally expected to be treated as outstanding ordinary shares for U.S. federal income tax purposes, and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a U.S. Holder of such ordinary shares. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant, and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the ordinary shares. In addition, the tax basis of the Pre-Funded Warrants should carry over to the ordinary shares received upon exercise, increased by the exercise price of $0.01 per share. Our characterization is not binding on the IRS, and the IRS could treat our Pre-Funded Warrants as warrants to acquired our ordinary shares. In that case, the tax treatment, including the amount and character of any gain with respect to an investment in our Pre-Funded Warrants could be materially different than the discussion set forth below. If you are contemplating the acquisition of Pre-Funded Warrants, you should discuss with your tax advisor the consequences of the purchase, ownership and disposition of the Pre-Funded Warrants, as well as the exercise of the Pre-Funded Warrants for our ordinary shares. The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Distributions. Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder that receives a distribution with respect to an ordinary share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Israeli tax withheld from such distribution) when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any distributions in excess of our earnings and profits will be applied against and will reduce (but not below zero) the U.S. Holder’s tax basis in its ordinary shares, and, to the extent they exceed that tax basis, will be treated as gain from the sale or exchange of our ordinary shares. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

As noted above, we do not anticipate paying any cash dividends in the foreseeable future. If we were to pay dividends, we expect to pay such dividends in New Israeli shekels. A dividend paid in New Israeli shekels, including the amount of any Israeli taxes withheld, will be includible in a U.S. Holder’s income at a U.S. dollar amount calculated by reference to the exchange rate in effect on the date such dividend is received, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. However, if the U.S. Holder converts the NIS into U.S. dollars on a later date, the U.S. Holder must include, in computing its income, any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the New Israeli shekels into U.S. dollars. Such gain or loss generally will be ordinary income or loss and will be U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in NIS or any other non-U.S. currency.

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Subject to certain significant conditions and limitations, any Israeli taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. Holder’s taxable income. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Holder or withheld from a U.S. Holder that year. Dividends paid on the ordinary shares generally will constitute income from sources outside the United States and be categorized as “passive category income” or, in the case of some U.S. Holders, as “general category income” for U.S. foreign tax credit purposes. Because the rules governing foreign tax credits are complex, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Dividends paid on the ordinary shares will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations.

Certain distributions treated as dividends that are received by an individual U.S. Holder from a “qualified foreign corporation” generally qualify for a 20% reduced maximum tax rate so long as certain holding period and other requirements are met. A non-U.S. corporation (other than a “passive foreign investment company,” or “PFIC”, for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Dividends paid by us in a taxable year in which we are not a PFIC and with respect to which we were not a PFIC in the preceding taxable year are expected to be eligible for the 20% reduced maximum tax rate, although we can offer no assurances in this regard. However, any dividend paid by us in a taxable year in which we are a PFIC or were a PFIC in the preceding taxable year will be subject to tax at regular ordinary income rates (along with any applicable additional PFIC tax liability, as discussed below). As discussed below under “Passive Foreign Investment Company,” we do not believe that we were a PFIC for our 2020 taxable year and do not expect to be a PFIC for the 2021 taxable year. Because PFIC status is determined annually and is based on our income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that we will not be classified as a PFIC in any future year.

The additional 3.8% “net investment income tax” (discussed below under “Medicare Tax on Investment Income”) may apply to dividends received by certain U.S. Holders who meet certain modified adjusted gross income thresholds.

Holders of Pre-Funded Warrants are not entitled to any distributions until such warrant is exercised. Upon the exercise of a Pre-Funded Warrant, a holder shall be entitled to receive distributions declared on our ordinary shares prior to the exercise of such Pre-Funded Warrant. It is possible that such entitlement to distributions may cause the declaration of a distribution on our ordinary shares to be currently taxable to U.S. Holders of Pre-Funded Warrants under the principles governing Section 305 of the Code. Each U.S. Holder should consult its tax advisor regarding the potential taxation of distributions declared on our ordinary shares.

Constructive Dividends on Pre-Funded Warrants. Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of ordinary shares that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to (or failure to adjust) the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to a U.S. Holder of the Pre-Funded Warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. Holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders) Holders of Pre-Funded Warrants are not entitled to any distributions until such Pre-Funded Warrant is exercised. Upon the exercise of a Pre-Funded Warrant, a holder shall be entitled to receive distributions declared on our ordinary shares prior to the exercise of such Pre-Funded Warrant. It is possible that such entitlement to distributions may cause the declaration of a distribution on our ordinary shares to be currently taxable to U.S. Holders of Pre-Funded Warrants under the principles governing Section 305 of the Code. U.S. Holders should consult their tax advisors as to the general treatment of constructive distributions under their particular circumstances.

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Sale, Exchange or Other Taxable Disposition of Ordinary Shares or Pre-Funded Warrants. Subject to the discussion under “Passive Foreign Investment Company” below, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of our ordinary shares or Pre-Funded Warrants in an amount equal to the difference between the amount realized on the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis (determined under U.S. federal income tax rules) in such ordinary shares or Pre-Funded Warrants. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares or Pre-Funded Warrants exceeds one year. Preferential tax rates for long-term capital gain (currently, with a maximum rate of 20%) will apply to individual U.S. Holders. The deductibility of capital losses is subject to limitations. The gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes, subject to certain possible exceptions under the U.S.-Israel Tax Treaty. The additional 3.8% “net investment income tax” (discussed below under “Medicare Tax on Investment Income”) may apply to gains recognized upon the sale, exchange, or other taxable disposition of our ordinary shares by certain U.S. Holders who meet certain modified adjusted gross income thresholds.

U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of our ordinary shares or Pre-Funded Warrants.

Passive Foreign Investment Company. In general, a non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income,” or (ii) on average at least 50% of its assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. Assets that produce or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

A foreign corporation’s PFIC status is an annual determination that is based on tests that are factual in nature, and our status for any year will depend on our income, assets, and activities for such year. Based upon our review of our financial data, we do not believe that we were a PFIC for our 2020 taxable year and do not expect to be a PFIC for the 2021 taxable year. Because PFIC status is determined annually and is based on our income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that we will not be classified as a PFIC in any future year.

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Default PFIC Rules. If we are a PFIC for any tax year, a U.S. Holder who does not make a timely “qualified electing fund” election, or “QEF election” (as discussed below), or a mark-to-market election (as described below), referred to in this summary as a “Non-Electing U.S. Holder,” will be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing U.S. Holder on the ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Holder in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of such ordinary shares or Pre-Funded Warrants. Under these rules:

●	the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Holder’s holding period for such ordinary shares or Pre-Funded Warrants;

●	the amount allocated to the current taxable year and any year prior to us becoming a PFIC would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If a Non-Electing U.S. Holder who is an individual dies while owning our ordinary shares or Pre-Funded Warrants, the Non-Electing U.S. Holder’s successor would be ineligible to receive a step-up in tax basis of such ordinary shares or Pre-Funded Warrants. Non-Electing U.S. Holders should consult their tax advisors regarding the application of the “net investment income tax” (discussed below under “Medicare Tax on Investment Income”) to their specific situations.

To the extent a distribution on our ordinary shares does not constitute an excess distribution to a Non-Electing U.S. Holder, such Non-Electing U.S. Holder generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and/or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions. The tax consequences of such distributions are discussed above under “Taxation of U.S. Holders—Distributions.” Each U.S. Holder is encouraged to consult its tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution on our ordinary shares.

If we are treated as a PFIC for any taxable year during the holding period of a Non-Electing U.S. Holder, we will continue to be treated as a PFIC for all succeeding years during which the Non-Electing U.S. Holder is treated as a direct or indirect Non-Electing U.S. Holder even if we are not a PFIC in any such year. A U.S. Holder is encouraged to consult its tax advisor with respect to any available elections that may be applicable in such a situation, including the “deemed sale” election of Code Section 1298(b)(1) (which will be taxed under the adverse tax rules described above).

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that own PFICs. If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such PFICs, such that a disposition of the ordinary shares of the PFIC or receipt by us of a distribution from the PFIC generally will be treated as a deemed disposition of such ordinary shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules. There can be no assurance that a U.S. Holder will be able to make a QEF election or a mark-to-market election with respect to PFICs in which we invest. Each U.S. Holder is encouraged to consult its tax advisor with respect to tax consequences of an investment by us in a corporation that is a PFIC.

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QEF Election. Certain of the adverse consequences of PFIC status can be mitigated if a U.S. Holder makes a QEF election. A U.S. Holder who makes a timely QEF election, referred to in this disclosure as an “Electing U.S. Holder,” with respect to us must report for U.S. federal income tax purposes his pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing U.S. Holder. The “net capital gain” of a PFIC is the excess, if any, of the PFIC’s net long-term capital gains over its net short-term capital losses. The amount so included in income generally will be treated as ordinary income to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s ordinary earnings and as long-term capital gain to the extent of such Electing U.S. Holder’s allocable share of the PFIC’s net capital gains. Such Electing U.S. Holder generally will be required to translate such income into U.S. dollars based on the average exchange rate for the PFIC’s taxable year with respect to the PFIC’s functional currency. Such income generally will be treated as income from sources outside the United States for U.S. foreign tax credit purposes. Amounts previously included in income by such Electing U.S. Holder under the QEF rules generally will not be subject to tax when they are distributed to such Electing U.S. Holder. The Electing U.S. Holder’s tax basis in our ordinary shares generally will increase by any amounts so included under the QEF rules and decrease by any amounts not included in income when distributed.

An Electing U.S. Holder will be subject to U.S. federal income tax on such amounts for each taxable year in which we are a PFIC, regardless of whether such amounts are actually distributed to such Electing U.S. Holder. However, an Electing U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If an Electing U.S. Holder is an individual, any such interest will be treated as non-deductible “personal interest.”

Any net operating losses or net capital losses of a PFIC will not pass through to the Electing U.S. Holder and will not offset any ordinary earnings or net capital gain of a PFIC recognized by the Electing U.S. Holder in subsequent years.

So long as an Electing U.S. Holder’s QEF election with respect to us is in effect with respect to the entire holding period for our ordinary shares or Pre-Funded Warrants, any gain or loss recognized by such Electing U.S. Holder on the sale, exchange or other disposition of such shares or Pre-Funded Warrants generally will be long-term capital gain or loss if such Electing U.S. Holder has held such shares or Pre-Funded Warrants for more than one year at the time of such sale, exchange or other disposition. Preferential tax rates for long-term capital gain (currently, a maximum rate of 20%) will apply to individual U.S. Holders. The deductibility of capital losses is subject to limitations.

In general, a U.S. Holder must make a QEF election on or before the due date for filing its income tax return for the first year to which the QEF election is to apply. A U.S. Holder makes a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. Upon request, we will annually furnish U.S. Holders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. Holder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries that we control is a PFIC. There is no assurance, however, that we will have timely knowledge of our status as a PFIC, or that the information that we provide will be adequate to allow U.S. Holders to make a QEF election. A QEF election will not apply to any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Each U.S. Holder should consult its tax advisor with respect to the advisability of, the tax consequences of, and the procedures for making a QEF election with respect to us.

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Mark-to-Market Election. Alternatively, if our ordinary shares are treated as “marketable stock” (but not Pre-Funded Warrants, which are not expected to be treated as “marketable stock”) a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in such ordinary shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to- market election. A U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder, and any loss in excess of such amount will be treated as capital loss. Amounts treated as ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded on an exchange during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. To be marketable stock, our ordinary shares must be regularly traded on a qualifying exchange (i) in the United States that is registered with the SEC or a national market system established pursuant to the Exchange Act or (ii) outside the United States that is properly regulated and meets certain trading, listing, financial disclosure and other requirements. Our ordinary shares are expected to constitute “marketable stock” as long as they remain listed on The Nasdaq Global Market and are regularly traded.

A mark-to-market election will not apply to our ordinary shares held by a U.S. Holder for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any PFIC subsidiary that we own. Each U.S. Holder is encouraged to consult its own tax advisor with respect to the availability and tax consequences of a mark-to-market election with respect to our ordinary shares.

Each U.S. Holder should consult its own tax adviser with respect to the applicability of the “net investment income tax” (discussed below under “Medicare Tax on Investment Income”) where a mark-to-market election is in effect.

In addition, U.S. Holders should consult their tax advisors regarding the IRS information reporting and filing obligations that may arise as a result of the ownership of ordinary shares in a PFIC, including IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to market elections are complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our ordinary shares or Pre-Funded Warrants, any elections available with respect to such ordinary shares or Pre-Funded Warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares or Pre-Funded Warrants.

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Certain Reporting Requirements

Certain U.S. Holders may be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. See also the discussion regarding Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, above.

In addition, certain U.S. Holders must report information on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to their investments in certain “specified foreign financial assets,” which may include an investment in our ordinary shares or Pre-Funded Warrants, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain U.S. entities.

U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders should consult their tax advisors regarding the possible implications of these reporting requirements arising from their investment in our ordinary shares or Pre-Funded Warrants.

Backup Withholding Tax and Information Reporting Requirements

Generally, information reporting requirements will apply to distributions on our ordinary shares, constructive distributions on our Pre-Funded Warrants or proceeds on the disposition of our ordinary shares or Pre-Funded Warrants paid within the United States (and, in certain cases, outside the United States) to U.S. Holders other than certain exempt recipients, such as most corporations. Furthermore, backup withholding (currently at 24%) may apply to such amounts if the U.S. Holder fails to (i) provide a correct taxpayer identification number, (ii) report interest and dividends required to be shown on its U.S. federal income tax return, or (iii) make other appropriate certifications in the required manner. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding from a payment may be credited against a U.S. Holder’s U.S. federal income tax liability and such U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Medicare Tax on Investment Income

Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax, or “net investment income tax,” on unearned income. For individuals, the additional net investment income tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes, among other things, passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their tax advisors regarding the implications of the additional net investment income tax resulting from their ownership and disposition of our ordinary shares or Pre-Funded Warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR PRE-FUNDED WARRANTS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Guggenheim Securities, LLC and Oppenheimer & Co. Inc. are acting as joint book-running managers. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us the number of ordinary shares and Pre-Funded Warrants set forth opposite its name below.

Underwriter	Number of Ordinary Shares	Number of Pre-Funded Warrants
Guggenheim Securities, LLC
Oppenheimer & Co. Inc.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares and Pre-Funded Warrants sold under the underwriting agreement if any of them are purchased. If the underwriters default, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares and Pre-Funded Warrant subject to their acceptance of the ordinary shares and Pre-Funded Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts; Expenses

The underwriters have advised us that they propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus supplement, and the Pre-Funded Warrants to certain dealers, which may include the underwriters, at that price less a concession not in excess of $      per ordinary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares from us, as applicable.

		PER SHARE		TOTAL

	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        , which includes certain expenses incurred by the underwriters in connection with this offering that will be reimbursed by us. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering (including certain fees and expenses of counsel for the underwriters) in an aggregate amount not to exceed $100,000.

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Right of First Refusal

We have agreed, for a period commencing on the closing date of this offering and ending seven months thereafter, to provide Guggenheim Securities, LLC with the right, but not the obligation, to act as active bookrunner on any subsequent public offering of equity securities by us, in each case on a sole or joint lead basis.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to an additional         ordinary shares at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. The number of shares subject to the underwriters’ option will equal 15% of the total number of ordinary shares we are offering plus the shares underlying the Pre-Funded Warrants. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriters’ initial amount reflected in the above table.

No Sales of Similar Securities

In connection with this offering, we have agreed with the underwriters that, subject to certain customary exceptions, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, we will not, for a period ending 90 days after the date of this prospectus supplement, or the Lock-Up Period, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of Guggenheim Securities, LLC.

The foregoing restrictions shall not apply to the following:

a)	effecting the transactions contemplated hereby,

b)	the issuance of ordinary shares or securities convertible into or exercisable for ordinary shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) outstanding on the date of the underwriting agreement and described in the prospectus;

c)	grants of stock options, stock awards, restricted stock, or other equity awards and the issuance of ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus;

d)	the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in the prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; and

e)	ordinary shares or other securities issued in connection with a transaction with a third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets of the equity of another entity, provided that (x) the aggregate number of ordinary shares that we may sell or issue or agree to sell or issue shall not exceed 5% of the total number of ordinary shares issued and outstanding as of the date of the underwriting agreement and (y) each recipient of ordinary shares or securities convertible into or exercisable for ordinary shares shall execute a lock-up agreement.

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In connection with this offering, certain of our shareholders and our directors and executive officers have agreed with the underwriters that, subject to certain customary exceptions, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, they will not, for the Lock-Up Period, directly or indirectly, (a) offer, pledge, sell, contract to sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (including without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the ordinary shares, the “Relevant Securities”), (b) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Relevant Securities, in cash or otherwise, (c) make any demand for, or exercise any right with respect to, the registration of any Relevant Securities, or (d) publicly disclose the intention to do any of the foregoing. The underwriters may, in their sole discretion, permit the sale of Relevant Securities during the restricted period in whole or in part and at any time, with or without notice.

The foregoing restrictions shall not apply to:

a)	the transfer of Relevant Securities (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession, (iii) to a family member, (iv) to a trust for the direct or indirect benefit of the lock-up party and/or one or more family members, (v) pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement, (vi) to a charitable trust, or (vii) to a corporation, limited liability company or partnership wholly owned by the lock-up party and/or one or more family members; provided, however, that no public disclosure or filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution; provided, further, that (x) any such transfer shall not involve a disposition for value and (y) each resulting transferee or donee of Relevant Securities executes and delivers to the underwriters an agreement satisfactory to the underwriters in which such transferee agrees to be bound by the terms of the lock-up agreement for the remainder of the Lock-up Period;

b)	the transfer of Relevant Securities (i) as forfeitures to satisfy tax withholding obligations of the lock-up party in connection with the vesting or exercise of equity awards by the lock-up party existing as of the date of this prospectus supplement and described or incorporated by reference in this prospectus supplement, (ii) pursuant to a net exercise or cashless exercise (to satisfy exercise price or related withholding obligations) by the lock-up party of outstanding equity awards existing as of the date of this prospectus supplement and described or incorporated by reference in this prospectus supplement, provided that any ordinary shares acquired upon the net exercise or cashless exercise of equity awards described in this clause (b) shall be subject to the restrictions set forth in the lock-up agreement; provided, further, that no public disclosure or filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution;

c)	distributions of Relevant Securities to limited partners, members or stockholders of the lock-up party; provided, however, that no public disclosure or filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution; provided, further, that (x) any such transfer shall not involve a disposition for value and (y) each resulting transferee or donee of Relevant Securities executes and delivers to the underwriters an agreement satisfactory to the underwriters in which such transferee agrees to be bound by the terms of the lock-up agreement for the remainder of the Lock-up Period;

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d)	transactions relating to Relevant Securities acquired in open market transactions after the closing of this offering; provided, however, that no public disclosure or filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution; and

e)	the transfer of Relevant Securities pursuant to a bona fide third-party tender offer for all of our outstanding shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender or otherwise dispose of Relevant Securities in connection with such transaction, or vote any Relevant Securities in favor of any transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up party shall remain subject to the provisions of the lock-up agreement.

Nasdaq Global Market Listing

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “VBLT.” There is no established public market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representative may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising its option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

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Passive Market Making

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received, and may in the future receive, customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is American Stock Transfer & Trust Company, LLC.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or a Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

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In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of 50 million New Israeli shekels and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

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LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law has been passed upon for us by Horn & Co. Law Offices, Tel Aviv, Israel. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain matters will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, and certain legal matters governed by Israeli law will be passed upon for the underwriters by Naschitz, Brandes, Amir & Co., Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form F-3 with the SEC in connection with this offering. In addition, we file reports with, and furnish information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, on the SEC’s EDGAR system are available for retrieval on the SEC’s website at www.sec.gov. and from commercial document retrieval services.

This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

This prospectus supplement will be deemed to incorporate by reference the following documents previously filed by us with the SEC:

●	our Reports on Form 6-K filed on January 15, 2021 and April 6, 2021;
●	our Annual Report on Form 20-F for the year ended December 31, 2020, filed on March 25, 2021, to the extent the information in that report has not been updated or superseded by this prospectus supplement; and
●	the description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A, filed with the SEC on July 29, 2014 under the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F filed by the registrant pursuant to the Exchange Act, prior to the termination of the offering made by this prospectus supplement. We may incorporate by reference into this prospectus supplement, any Form 6-K meeting the requirements of Form F-3 which is submitted to the SEC after the date of this prospectus supplement and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement.

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We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at: 8 HaSatat St., Modi’in, Israel 7178106, Attn: Corporate Secretary, telephone number: +972-8-9935000. Copies of these filings may also be accessed at our website, www.vblrx.com. Click on “Investor Relations” and then “SEC Filings.”

A copy of this prospectus supplement, the accompanying prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at 8 HaSatat St., Modi’in, Israel 7178106.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

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PROSPECTUS

$150,000,000

Ordinary Shares

Debt Securities

Warrants

Units

We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $150,000,000 of our:

●	ordinary shares;

●	debt securities (including convertible debt securities);

●	warrants to purchase ordinary shares or debt securities; or

●	any combination of the above, separately or as units.

We refer to our ordinary shares, debt securities, warrants, and units, collectively as “securities” in this prospectus.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and the prospectus supplement related to the offering of the securities.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “VBLT.” The last reported sale price of our ordinary shares on December 29, 2020 on the Nasdaq Global Market was $1.90 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 8.

None of the U.S. Securities and Exchange Commission, the Israeli Securities Authority or any state or other foreign securities commission have approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended.

Under this shelf registration process, we may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable.

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this registration statement, we have no specific plans for selling the securities registered hereunder.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We own various trademark registrations and applications, and unregistered trademarks, including our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the risks of investing in our securities discuss under the heading “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the documents incorporated by reference herein.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class treatments for areas of unmet need in cancer and immune/inflammatory indications. We have developed three platform technologies: a gene-therapy based technology for targeting newly formed blood vessels with focus on cancer, an antibody-based technology targeting MOSPD2 for anti-inflammatory and immuno-oncology applications, and the Lecinoxoids, a family of small-molecules for immune-related indications.

Our main program in oncology is based on our proprietary Vascular Targeting System, or VTS, platform technology, which we believe will allow us to develop product candidates for multiple oncology indications. The VTS technology utilizes genetically targeted therapy to destroy newly formed, or angiogenic, blood vessels. By utilizing a viral vector as a delivery mechanism, the VTS platform can also lead to induction or enhancement of a localized anti-tumor immune response, thereby turning immunologically ‘cold’ tumors ‘hot’.

Our lead product candidate, VB-111 (ofranergene obadenovec), is a gene-based biologic that we are developing for solid tumor indications, and which we have advanced to programs for recurrent glioblastoma, or rGBM, an aggressive form of brain cancer, ovarian cancer and thyroid cancer. We have obtained fast track designation for VB-111 in the United States for prolongation of survival in patients with glioblastoma that has recurred following treatment with standard chemotherapy and radiation. We have also received orphan drug designation for GBM in both the United States and Europe. VB-111 has also received an orphan designation for the treatment of ovarian cancer from the European Commission.

In March 2020, we announced an encouraging outcome of the planned interim analysis in the OVAL study, a double-blind controlled Phase 3 potential-registration study in patients with platinum-resistant ovarian cancer. The OVAL independent Data Safety Monitoring Committee (DSMC) reviewed unblinded data and assessed CA-125 response, measured according to the GCIG criteria, in the first 60 enrolled subjects evaluable for CA-125 analysis. The DSMC confirmed that the study met the interim pre-specified efficacy criterion, of an absolute percentage advantage of 10% or higher CA-125 response rate for the VB-111 treatment arm, and recommended the study continue. The overall response rate in the first 60 randomized evaluable patients was 53%. Assuming a balanced randomization, the response rate in the treatment arm (VB-111 in addition to weekly paclitaxel) was 58% or higher. In patients who had post-dosing fever, which is a marker for VB-111 treatment, the response rate was 69%.

A second interim analysis in the OVAL study was conducted on August 11, 2020. The DSMC reviewed unblinded overall survival (OS) data of the first 100 enrolled subjects with a follow-up of at least 3 months. The committee also looked at response rate and safety information. The DSMC recommended that the study continue as planned. The primary endpoint of the OVAL Phase 3 study is OS, which currently approved therapies for platinum-resistant ovarian cancer have thus far failed to demonstrate. The next DSMC review in the OVAL study is expected in the first quarter of 2021. Our study is being conducted in collaboration with the GOG Foundation, Inc., a leading organization for research excellence in the field of gynecologic malignancies.

Final results from our Phase 1/2 clinical trial of VB-111 for recurrent platinum-resistant ovarian cancer were reported in June 2019 and published online in April 2020 (Arend et al., Gynecologic Oncology 157 (2020) 578–584). Data demonstrated a median OS of 498 days in the VB-111 therapeutic-dose arm, versus 172.5 days in the low-dose arm (p=0.03). 58% of evaluable patients treated with the therapeutic dose of VB-111 had a GCIG CA-125 response. VB-111 activity signals were seen despite unfavorable prognostic characteristics (48% platinum refractory disease and 52% previous treatment with anti-angiogenics). There was a trend for favorable survival in patients who had CA-125 decrease >50% in the VB-111 therapeutic-dose arm (808 vs. 351 days; p=0.067) implicating CA-125 as a potentially valuable biomarker for response to VB-111. Post treatment fever was also associated with a signal for improved survival (808 vs. 479 days; p=0.27).

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In a Phase 2 study for rGBM, patients who were primed with VB-111 monotherapy that was continued after progression with the addition of bevacizumab (Avastin®) showed significant survival (414 vs 223 days; HR 0.48; p=0.043) and progression free survival (PFS) advantage (90 vs 60 days; HR 0.36; p=0.032) compared to a cohort of patients that had limited exposure to VB-111 (Brenner et al., Neuro Oncol. 2019). Radiographic responders to VB-111 exhibited specific imaging characteristics related to its mechanism of action. Survival advantage was also seen in comparison to historic controls, with the percentage of patients living more than one year doubling from 24% to 57%.

Our Phase 3 GLOBE study in rGBM compared upfront concomitant administration of VB-111, without priming, and bevacizumab to bevacizumab monotherapy. The study, which enrolled a total of 256 patients in the US, Canada and Israel, was conducted under a special protocol assessment, or SPA, agreement with the U.S. Food and Drug Administration, or FDA, with full endorsement by the Canadian Brain Tumor Consortium (CBTC). In this modified regimen, the treatment did not improve OS and PFS outcomes in rGBM. Study results (Cloughesy et al. Neuro Oncol. 2019) attribute the contradictory outcomes between the Phase 2 and Phase 3 trials as being related to the lack of VB-111 monotherapy priming in the GLOBE study, providing clinical, mechanistic and radiographic support for this hypothesis. No new safety concerns associated with VB-111 have been identified in the study. We do not think that results of the GLOBE study will necessarily have implications on the prospects for VB-111 in other regimens or tumor types.

An IND application for an investigator-sponsored randomized controlled study of VB-111 in rGBM patients has gone into effect with the FDA. The new Phase 2 study, sponsored by Dana-Farber Cancer Institute in collaboration with a group of top neuro-oncology US medical centers, will investigate neo-adjuvant and adjuvant treatment with VB-111 in rGBM patients undergoing a second surgery. The study is open for recruitment.

VB-111 is also being studied in combination with nivolumab, an anti-PD1 immune checkpoint inhibitor, in the treatment of metastatic colorectal cancer. This Phase 2 study is being sponsored by the U.S. National Cancer Institute under a Cooperative Research and Development Agreement or CRADA. The study, which is open label, will investigate if priming with VB-111 can drive immune cells into the tumor and turn the colorectal tumors from being immunologically “cold” to “hot.” In addition to safety and tolerability, this study will evaluate efficacy endpoints including Best Overall Response, as well as immunological and histologic readouts from tumor biopsies. Enrollment in this clinical trial started in September 2020. We expect preliminary readout in this study in the first half of 2021.

In February 2017, we reported full data from our exploratory Phase 2 study of VB-111 in recurrent, iodine-resistant differentiated thyroid cancer. The primary endpoint of the trial, defined as 6-month progression-free-survival (PFS-6) of 25%, was met with a dose response. Forty-seven percent of patients in the therapeutic-dose cohort reached PFS-6, versus 25% in the sub-therapeutic cohort, both groups meeting the primary endpoint. An OS benefit was seen, with a tail of more than 40% at 3.7 years for the therapeutic-dose cohort. Most patients in the VB-111 study had tumors that previously had progressed on pazopanib (Votrient®) or other kinase inhibitors.

We are also conducting two parallel drug development programs that are exploring the potential of MOSPD2, a protein which we identified as a key regulator of cell motility, as a therapeutic target for inflammatory diseases and cancer.

For inflammatory applications, we are developing classical antibodies that bind and block MOSPD2 on immune cells. Our data show that MOSPD2, which is predominantly expressed on the surface of human monocytes, is essential for their migration. By inhibiting this protein, we seek to block this migration of monocytes to sites of inflammation, and accordingly to reduce inflammation and tissue damage.

Our data show that VBL’s novel anti-MOSPD2 monoclonal antibodies have potential for Multiple Sclerosis (MS). Notably, in September 2020, at the MS Virtual 2020 Meeting, we presented human proof-of-concept data that show that our anti-MOSPD2 mAbs significantly inhibited migration of monocytes isolated from all MS patients included in the study (n=33) by up to 97%, regardless of disease severity, gender or active treatment. The activity was seen not only in the monocytes from relapsing-remitting, but also those from primary progressive and secondary progressive patients with high Expanded Disability Status Scale (EDSS) scores of 5.5-6.5. These clinical data are backed up by strong pre-clinical studies (Clinical and Experimental Immunology, 201: 105–120). We believe that our antibodies offer a novel mechanism for potential treatment of MS, through blocking the accumulation of monocytes/macrophages in the central nervous system, which is differentiated from the existing available treatments, which mostly target T and B cells.

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Our data suggest the potential of anti-MOSPD2 antibodies for treatment of Nonalcoholic Steatohepatitis (NASH) and Rheumatoid Arthritis (RA). In May 2020, we presented data at the Digestive Disease Week® (DDW) 2020 virtual meeting, demonstrating that treatment with anti-MOSPD2 antibody profoundly decreased inflammation and fibrosis in a NASH model and significantly reduced the disease activity in a colitis model. In June 2020, we presented data at the European League Against Rheumatism (EULAR) 2020 Congress, demonstrating the potential of anti-MOSPD2 mAbs for treatment RA with differentiation from anti-TNF treatment.

We believe that antibodies targeting MOSPD2 have potential for treatment of various inflammatory indications, and are advancing our lead pre-clinical candidate VB-601 through IND-enabling studies. In September 2020, we announced the successful completion of a Type B pre-IND meeting with the FDA regarding the Company’s development plan for VB-601. Toxicology studies for VB-601 are currently underway. Submission of IND for the clinical development of VB-601 is expected to commence in the second half of 2021.

In October 2020, we announced that the European Patent Office (EPO) has granted Patent #3328408, which covers VBL’s proprietary investigational anti-MOSPD2 monoclonal antibodies to treat inflammatory conditions. The patent is expected to provide protection for VBL’s MOSPD2 antibodies for inflammation, until at least July 2036.

For oncology applications, we are developing antibodies aimed to kill tumor cells, based on MOSPD2 as a target whose expression is induced in multiple tumors. We found that MOSPD2 was detected in the majority of cancerous organs, including colon, esophagus, liver and breast, where MOSPD2 seems to play a key role in cancer cell metastasis (Int. J. Cancer: 144, 125–135 (2019)). Given the specificity of MOSPD2 expression and its highly elevated expression in tumors, we believe MOSPD2 can serve as a novel target for immuno-oncology mediated therapy for cancer. In June 2020, we presented data showing that our proprietary MOSPD2 bi-specific full-IgG antibody candidates mediated killing of tumor cells by CD8 T-cells in a dose-dependent manner, induced T-cell activation in-vivo and extended survival of animals carrying established metastatic cervical and breast cancer.

In October 2020, we announced that the European Patent Office (EPO) has granted Patent #3328401, which covers VBL’s proprietary investigational anti-MOSPD2 monoclonal antibodies to treat oncology conditions. The patent is expected to provide protection for VBL’s MOSPD2 antibodies for cancer, until at least July 2036.

We also have been conducting a program targeting anti-inflammatory diseases, based on the use of our Lecinoxoid platform technology. Lecinoxoids are a novel class of small molecules we developed that are structurally and functionally similar to naturally occurring molecules known to modulate inflammation. The lead product candidate from this program, VB-201, is a Phase 2-ready molecule that demonstrated activity in reducing vascular inflammation in a Phase 2 sub-study in psoriatic patients with cardiovascular risk. Based on recent pre-clinical studies, we believe that VB-201 and some second generation molecules such as VB-703 may have potential applicability for NASH and renal fibrosis. In March 2019, we announced a strategic exclusive option license agreement with one of the world-leading European animal health companies for the development of VB-201 for veterinary use. We retain the VB-201 rights for treatment of humans, worldwide.

In October 2017, we announced the opening of our new gene therapy manufacturing plant in Modiin, Israel. This plant can be the commercial facility for production of VB-111, if approved. The Modiin facility is the first commercial-scale gene therapy manufacturing facility in Israel and currently one of the largest gene-therapy designated manufacturing facilities in the world (20,000 sq. ft.). In July 2019, the facility was certified by a European Union (EU) Qualified Person (QP) as being in compliance with EU Good Manufacturing Practices (GMP).

In November 2017, we signed an exclusive license agreement with NanoCarrier Co., Ltd. (TSE Mothers:4571) for the development, commercialization and supply of VB-111 in Japan. We retain rights to VB-111 in the rest of the world. Under terms of the agreement, we have granted NanoCarrier an exclusive license to develop and commercialize VB-111 in Japan for all indications. We will supply NanoCarrier with VB-111, and NanoCarrier will be responsible for all regulatory and other clinical activities necessary for commercialization in Japan. In exchange, we received an up-front payment of $15 million, and are entitled to receive greater than $100 million in development and commercial milestone payments if certain development and commercial milestones are achieved. We will also receive tiered royalties on net sales in the high-teens.

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In March 2019, we executed an exclusive option license agreement with an animal health company for the development of our proprietary anti-inflammatory molecule, VB-201, for veterinary use. We retain VB-201 rights for treatment of humans worldwide. Under the terms of the agreement, we have granted an exclusive option license to explore the potential of VB-201 for animal health indications. In consideration, we received an undisclosed up-front payment, and are entitled to receive additional development milestone payments. In April 2020, another milestone event under this agreement was reached, following which we received an undisclosed payment. Upon exercising the option to license, we will receive additional milestones and royalties on net sales.

To date, we have funded our operations through private sales of preferred shares, a convertible loan, public offering, revenues from licensing agreements and grants from the Israeli Office of Chief Scientist, or OCS, which has later transformed to the Israeli Innovation Authority, or IIA, under the Israeli law for The Encouragement of Industrial Research and Development Law, 5744-1984, or the Research Law. Since our inception and through September 30, 2020, we received $28.6 million from IIA grants (which together with Libor calculated as of December 31, 2019, amounts to approximately $35.7 million). As of September 30, 2020, we have paid the IIA in relation to our license agreements royalties of approximately $0.5 million, part of which were at an increased royalty rate as prescribed under the Research Law due to certain transfer of intellectual property outside of Israel contemplated under one of our license agreements.

Under the Research Law, we are required to manufacture the major portion of each of our products developed using these grants in the State of Israel or otherwise ask for special approvals. Manufacture of products developed with government grants outside of Israel, may increase the royalty rates and we may be required to pay up to 300% of the grant amounts plus interest, depending on the manufacturing volume that is performed outside of Israel.

Additionally, the IIA-sponsored technologies and related intellectual property rights and know-how are prohibited from being transferred, including by way of license, outside of the State of Israel, except under limited circumstances and only with the approval of the IIA Research Committee. Such transfer or licensing of sponsored IIA technology, if approved, may compel us to pay the IIA a portion, to be set by the IIA upon their approval of such transaction, of the consideration or milestone and royalties payments that we receive upon any sale or out licensing of such technology to a non-Israeli entity, and up to 600% of the grant amounts plus interest. The scope of the support received, the royalties that we have already paid to the IIA, the amount of time that has elapsed between the date on which the know-how or the related intellectual property rights were transferred and the date on which the IIA grants were received and the sale price and the form of transaction will be taken into account in order to calculate the amount of the payments to the IIA. Approval of the transfer of technology to residents of the State of Israel is required and may be granted in specific circumstances only if the recipient abides by the provisions of applicable laws, including the restrictions on the transfer of know-how and the obligation to pay royalties.

In addition, any change of control and any change of ownership of our ordinary shares that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires prior written notice to the IIA, and our failure to comply with this requirement could result in criminal liability.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. If we fail to satisfy the conditions of the Research Law, we may be required to refund certain grants previously received together with interest and penalties and may become subject to criminal charges.

The Impact of COVID-19 on Business Operations and Clinical Trials

The Company has implemented safety measures designed to comply with applicable guidelines in Israel in response to the COVID-19 pandemic. So far, our key operations were largely uninterrupted by this pandemic; however, the nature of the pandemic is highly uncertain, and we may encounter interruptions or delays in the future. According to Israeli regulations, VBL, as a pharmaceutical company producing potential therapies for cancer patients, is considered an essential facility and is therefore exempt from many labor work restrictions even under emergency conditions such as the COVID-19 pandemic. Accordingly, our gene therapy pharmaceutical grade manufacturing plant in Modiin, Israel continues to operate as normal. At this time, all preclinical programs and research activities remain on track, and the Company does not anticipate any material impact on our regulatory activities. While we believe that the fundamentals of our business remain strong, the extent to which the outbreak impacts our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

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With regards to clinical trials, the Company continues to advance the ongoing OVAL study of VB-111 for platinum resistant ovarian cancer and the study is continuing to recruit patients in the U.S. and Israel. Despite the COVID-19 pandemic, patient enrollment is so far in line with our projections. As the trial population includes cancer patients with advanced disease and limited alternatives, we believe it is less susceptible to impact by COVID-19 compared to other non-life-threatening indications. We continue to advance our plans to extend the OVAL study to additional geographies, particularly in Europe. The study may also expand to Japan, in collaboration with our Japanese licensee for VB-111, NanoCarrier. The VB-111 investigator-sponsored study in rGBM is open for enrollment and is expected to start recruitment. Recruitment in the NCI-sponsored study in metastatic colorectal cancer is ongoing.

Corporate Information

The legal name of our company is Vascular Biogenics Ltd. and we conduct business under the name VBL Therapeutics. We were incorporated in Israel on January 27, 2000 as a company limited by shares under the name Medicard Ltd. In January 2003, we changed our name to Vascular Biogenics Ltd. Our registered and principal office is located 8 HaSatat St., Modi’in, Israel 7178106. Our service agent in the United States is located at Puglisi and Associates, 850 Library Avenue Newark, Delaware 19711 and our telephone number is 972-8-9935000. Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “Vascular Biogenics” design logo, “VBL Therapeutics,” “Vascular Targeting System,” “VTS,” “Lecinoxoids,” “VB-111,” “VB-201,” the “OVAL” design logo and other trademarks or service marks of Vascular Biogenics Ltd. appearing in this prospectus are the property of Vascular Biogenics Ltd. We have several other registered trademarks, service marks and pending applications relating to our products. Although we have omitted the “®” and trademark designations for such marks in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders. Our website address is www.vblrx.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2019 as filed with the SEC on March 19, 2020 and our other Reports on Form 6-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the risk factors described in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC, which is incorporated by reference in this prospectus, and in subsequent reports that we file with the SEC. You should carefully consider these risks together with the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

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NOTE CONCERNING FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended. You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Our actual results and performance may differ materially from those expressed in such forward-looking statements. Forward-looking statements that express our beliefs, plans, objectives, assumptions, future events or performance may involve estimates, assumptions, risks and uncertainties. Such risks and uncertainties are discussed in this prospectus under the heading “Risk Factors,” and in our other filings with the Securities and Exchange Commission, which are also filed with the Israel Securities Authority. You should read and interpret any forward-looking statements together with these documents. Forward-looking statements often, although not always, include words or phrases such as the following: “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projection” and “outlook.”

Any forward-looking statement speaks only as of the date on which that statement is made. We will not update, and expressly disclaim any obligation to update, any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF

INFORMATION BY REFERENCE

We have filed a registration statement on Form F-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file reports with, and furnish information to, the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission, including any exhibits and schedules, at the Securities and Exchange Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on this public reference room. As a foreign private issuer, all documents which were filed after November 4, 2002 on the Securities and Exchange Commission’s EDGAR system are available for retrieval on the Securities and Exchange Commission’s website at www.sec.gov. and from commercial document retrieval services. We also generally make available on our own web site (www.vblrx.com) our quarterly and year-end financial statements as well as other information.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the Securities and Exchange Commission.

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This prospectus will be deemed to incorporate by reference the following documents previously filed by us with the Securities and Exchange Commission:

●	Annual report on Form 20-F for the year ended December 31, 2019, filed on March 19, 2020, to the extent the information in that report has not been updated or superseded by this prospectus;

●	The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 29, 2014 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

●	Reports on Form 6-K filed on March 19, 2020; March 26, 2020; May 11, 2020; May 12, 2020; May 14, 2020; May 28, 2020; July 31, 2020; August 12, 2020; August 13, 2020; October 13, 2020; October 19, 2020; October 29, 2020; November 16, 2020 and November 24, 2020; and

●	any report on Form 6-K, or parts thereof, meeting the requirements of Form F-3 filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: 8 HaSatat St., Modi’in, Israel 7178106, Attn: Corporate Secretary, telephone number: 972-8-9935000. Copies of these filings may also be accessed at our website, www.vblrx.com. Click on “Investor Relations” and then “Filings.”

A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at 8 HaSatat St., Modi’in, Israel 7178106.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term bank deposits and capitalization as of September 30, 2020 on an actual basis. The table should be read in conjunction with our unaudited condensed consolidated balance sheets as of September 30, 2020, included in our Form 6-K filed on November 16, 2020, which have been incorporated by reference in this prospectus.

(US dollars in thousands)
Cash and cash equivalents	$11,633
Short-term bank deposits	25,169
Shareholders’ equity:
Ordinary shares, NIS 0.01 par value per share; 150,000,000 shares authorized; 47,896,936 shares issued and outstanding	108
Other comprehensive income	(8)
Additional paid-in capital	251,742
Warrants	10,401
Accumulated deficit	(225,071)
Total shareholders’ equity	$37,172
Total capitalization	$37,172

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USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities under this prospectus for general corporate purposes. From time to time, we may evaluate the possibility of acquiring businesses, products, equipment tools and technologies, and we may use a portion of the proceeds as consideration for such acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.

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DESCRIPTION OF SHARE CAPITAL

General

Our authorized share capital consists solely of 150,000,000 ordinary shares, par value NIS 0.01 per share. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 51-289976-6. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares will have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our amended and restated articles of association, our board of directors must consist of not less than three, not including two external directors, but no more than nine directors (including the external directors). Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. Following the adoption by the Company of certain reliefs provided under the Companies Law, the Company is exempt from the requirement to appoint external directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

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Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non- residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one- quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law and our amended and restated articles of association require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

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Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires, the approval of our audit committee, our board of directors and a Special Majority, in that order. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. A Special Majority approval constitutes shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “Voting Rights.”

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

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Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Warrants

As of the date hereof, warrants to purchase 15,694,446 ordinary shares were issued and outstanding at a weighted average exercise price of $2.22 per ordinary share. The expiration dates of these warrants range from May 6, 2021 to June 26, 2022.

Transfer Agent and Registrar

Our transfer agent in the United States is American Stock Transfer & Trust Company, LLC.

Listing

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “VBLT.”

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law limits foreign currency transactions and transactions between Israeli and non-Israeli residents. The Controller of Foreign Exchange at the Bank of Israel, through “general” and “special” permits, may regulate or waive these limitations. In May 1998, the Bank of Israel liberalized its foreign currency regulations by issuing a new “general permit” providing that foreign currency transactions are generally permitted, although some restrictions still apply. Under the new general permit, all foreign currency transactions must be reported to the Bank of Israel, and a foreign resident must report to his financial mediator about any contract for which Israeli currency is being deposited in, or withdrawn from, his account.

The State of Israel generally does not restrict the ownership or voting of ordinary shares of Israeli entities by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer under this prospectus up to $150,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial offering price of up to $150,000,000. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

The debt securities will be issued under an indenture between us and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to “we,” “us” and “our” in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Vascular Biogenics Ltd.

Compliance with Certain Israeli Laws and Regulations

Any indenture and any debt securities issued thereunder may need to contain certain provisions to assure compliance with Israeli laws or regulations. These provisions will be set forth in one or more supplemental indentures and will be incorporated by reference from a report on Form 6-K.

Additional Information

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to “reopen” a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

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Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

●	the title of the debt securities and whether they are senior or subordinated;

●	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

●	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

●	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

●	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

●	the date or dates, or the method for determining the date or dates, from which interest will accrue;

●	the dates on which interest will be payable;

●	the record dates for interest payment dates, or the method by which such dates will be determine;

●	the persons to whom interest will be payable;

●	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

●	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

●	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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●	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

●	the times, prices and other terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

●	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

●	whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

●	whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

●	whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

●	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

●	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

●	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

●	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

●	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

●	whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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●	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which

●	payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

●	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

●	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

●	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

●	any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

●	applicable CUSIP numbers; and

●	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” We will provide information on the applicable United States and Israeli income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

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Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

●	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose;

●	and surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

●	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

●	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

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Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

●	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

●	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

●	default in making any sinking fund payment as required for any debt security of such series for five business days;

●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

●	a default under any bond, debenture, note, mortgage, indenture or instrument:

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(i)	having an aggregate principal amount of at least $30,000,000; or

(ii)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

●	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

●	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

●	in the payment of the principal, any premium or make-whole amount, or interest;

●	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

●	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

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The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;

●	may involve the trustee in personal liability; or

●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

●	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

●	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

●	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

●	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

●	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

●	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

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The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to evidence the succession of another person to us as obligor under such indenture;

●	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

●	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

●	to secure the debt securities;

●	to establish the form or terms of debt securities of any series;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

●	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

●	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

●	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

●	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt

●	security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

●	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

●	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

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The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

●	there shall be no minimum quorum requirement for such meeting; and

●	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

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The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable; and

●	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities; or

●	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

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The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

●	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

●	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

●	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

●	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

●	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

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In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

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Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants, options or rights to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which the prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of ordinary shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

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Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

●	or reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

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The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell securities under this prospectus in offerings:

●	through one or more underwriters or dealers;

●	through other agents;

●	directly to holders of our securities pursuant to subscription rights distributed to holders of our securities; or

●	directly to investors.

We may price the securities we sell under this prospectus:

●	at a fixed public offering price or prices, which we may change from time to time;

●	at market prices prevailing at the times of sale;

●	at prices calculated by a formula based on prevailing market prices;

●	at negotiated prices; or

●	in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions and except as otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than ordinary shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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TAXATION

U.S. federal income tax considerations for U.S. holders

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Israeli taxation

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Israeli tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any Israeli tax considerations relating to the securities covered by such prospectus supplement.

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EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$2,052
FINRA filing fee		$23,000
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Miscellaneous	$	*
TOTAL	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

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LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Horn & Co. Law Offices our Israeli counsel, and by Goodwin Procter LLP, our U.S. counsel. On the date of this prospectus, the partners and associates of Horn & Co. Law Offices own beneficially, directly or indirectly, in the aggregate, less than 1% of the securities of our company. Any underwriters will be advised with respect to other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Horn & Co. Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2014, incorporated by reference in this prospectus, under the caption “Risk Factors — Risks Related to Our Incorporation and Operations in Israel — It may be difficult to enforce a U.S. judgment against us, our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors and these experts.”

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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           Ordinary Shares

          Pre-Funded Warrants to Purchase                           Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Guggenheim Securities

Oppenheimer & Co.

         , 2021